Exhibit 99.1

2280 North Greenville Avenue, Richardson, TX 75082

Contact:	Mike Kovar
EVP & Chief Financial Officer
Fossil, Inc.
(972) 699-6811

Investor Relations:	Allison Malkin
ICR, Inc.
(203) 682-8200

FOSSIL, INC. ANNOUNCES PARTICIPATION AT THE PIPER JAFFRAY 29TH ANNUAL CONSUMER CONFERENCE

Richardson, TX. June 3, 2009 — Fossil, Inc. (NASDAQ: FOSL) announced today that the Company will be participating at the 29th Annual Piper Jaffray Consumer Conference.

The presentation for the 29th Annual Piper Jaffray Consumer Conference is scheduled for Tuesday, June 9, 2009, at 11:30 am Eastern Time at The Westin New York at Times Square. Mike Barnes, President, and Mike Kovar, Executive Vice President and Chief Financial Officer, will host the presentation.

About Fossil

Fossil is a global design, marketing and distribution company that specializes in consumer fashion accessories.  The Company’s principal offerings include an extensive line of men’s and women’s fashion watches and jewelry sold under proprietary and licensed brands, handbags, small leather goods, belts, sunglasses, cold weather products, footwear and apparel. In the watch and jewelry product category, the Company’s offerings include a diverse portfolio of globally recognized proprietary and licensed brand names under which its products are marketed. The Company’s extensive range of accessory products, brands, distribution channels and price points allows it to target style-conscious consumers across a wide age spectrum on a global basis.  The Company’s products are sold to department stores, specialty retail stores, and specialty watch and jewelry stores in the U.S. and in over 100 countries worldwide through 23 company-owned foreign sales subsidiaries and a network of 59 independent distributors.  The Company also distributes its products in over 320 company owned and operated retail stores and through international e-commerce websites and the Company’s U.S. e-commerce website at www.fossil.com, where certain product, press release and SEC filing information concerning the Company are also available.